EX-99.906CERT
CERTIFICATION

B. Reuben Auspitz, Chief Executive Officer, and Christine Glavin, Chief Financial Officer of Exeter Fund, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2005 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Exeter Fund, Inc.	Chief Financial Officer Exeter Fund, Inc.

/s/ B. Reuben Auspitz B. Reuben Auspitz Date: February 28, 2006	/s/ Christine Glavin Christine Glavin Date: February 28, 2006

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Exeter Fund, Inc. and will be retained by Exeter Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.